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                                                                     Exhibit 4.2

                               SECOND SUPPLEMENT
               TO INDENTURE OF TRUST, DATED AS OF OCTOBER 1, 1998

          THIS SECOND SUPPLEMENT TO INDENTURE OF TRUST, dated as of July 5, 2000, (this "Second Supplement") between SOUTH JERSEY GAS COMPANY, a corporation organized and existing under the laws of the State of New Jersey (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee") under the Indenture of Trust hereinafter mentioned.

                                   WITNESSETH

          WHEREAS, the Company has heretofore duly executed, acknowledged and delivered to the Trustee, a certain Indenture of Trust, dated as of October 1, 1998 (the "Original Indenture," as supplemented by the First Supplement dated as of June 29, 2000, and as further supplemented by this Second Supplement, the "Indenture") to provide for the issuance of its Secured Medium Term Notes; and

          WHEREAS, the Company desires to make provisions for the issuance and sale of its Secured Medium Term Notes to be issued under the Indenture, which notes may, at the election of the Company as set forth in a Company Order, be subject to redemption at the request of the representatives of deceased noteholders, under certain conditions (the "RHO Notes"); and

          WHEREAS, the Company desires to supplement the provisions of the Original Indenture to provide for such redemptions; and

          WHEREAS, the execution and delivery of this Second Supplement have been duly authorized by the Offering Committee of the Board of Directors of the Company at a meeting duly called and held according to law; and

          WHEREAS, all acts and things prescribed by law, by the charter and bylaws of the Company and by the Indenture necessary to make the RHO Notes, when executed by the Company and authenticated by the Trustee as provided in the Indenture, valid, binding and legal obligations of the Company, and to make this Second Supplement a valid, binding and legal instrument in accordance with its terms, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized.

          NOW THEREFORE, THIS SECOND SUPPLEMENT TO INDENTURE WITNESSETH:

          That in order to declare the terms and conditions upon which the RHO Notes are to be authenticated, issued and delivered and in consideration of the premises and of the purchase and acceptance of the RHO Notes by the Noteholders thereof and the sum of One Dollar duly paid to it by the Trustee at the execution of this Second Supplement, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Noteholders from time to time of RHO Notes, as follows
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(Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture):

                             ADDITIONAL DEFINITIONS

SECTION 1.1    DEFINITIONS

     For purposes of this Second Supplement, the following terms shall have the following meanings:

     BENEFICIAL OWNER

     The term "Beneficial Owner" shall mean the person who has the right to sell, transfer or otherwise dispose of an interest in RHO Notes and the right to receive the proceeds therefrom, as well as the interest and principal payable to the Noteholder thereof.

     PARTICIPANT

     The term "Participant" shall mean one of the participating organizations for which the Depository holds the Global Note.

                                  ARTICLE TWO

                        ADDITIONAL REDEMPTION PROVISIONS

SECTION 2.1    GENERAL

     Notwithstanding any provisions of the Original Indenture (including, without limitation, Article Three thereof) any Notes designated as RHO Notes in a Company Order with respect to such Notes shall also be subject to redemption in the manner and to the extent provided in this Article Two, except as the specific terms of Article Two may be modified in the Company Order with respect to such Notes.

SECTION 2.2    REDEMPTION AT THE HOLDER'S OPTION

     (a) A determination of beneficial ownership in the RHO Notes will be determined by the Company, in its sole discretion, which determinations shall be final and binding on all parties.

     (b) Unless the RHO Notes have been declared due and payable prior to their maturity by reason of an Event of Default, the personal representative or other Person authorized to represent the estate of the deceased Beneficial Owner or from a surviving joint tenant(s) or tenant(s) by the entirety (each, a "Representative") of a deceased Beneficial Owner has the right to request redemption prior to the maturity of all or part of such interest, expressed in integral multiples of $1,000 principal amount, in the RHO Notes, and the Company will redeem the same subject to the limitations that the Company will not be obligated to redeem, during the period

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from the Original Issue Date through and including the first anniversary of the
Original Issue Date or such other period as set forth in the Company Order with respect to such Notes (the "Initial Period"), and during any twelve-month period which ends on and includes each anniversary date thereafter or such other period as set forth in the Company Order with respect to such Notes (each such period being hereinafter referred to as a "Subsequent Period") on behalf of a deceased Beneficial Owner, (1) any ownership interest in RHO Notes which exceeds the aggregate principal amount set forth in the Company Order for such Notes (the "Individual Limitation"); or (2) ownership interests in RHO Notes for all Representatives of deceased Beneficial Owners so requesting redemption in an aggregate principal amount exceeding the amount set forth in the Company Order for such Notes (the "Aggregate Limitation").

     (c) A request for redemption in the form attached as Schedule I hereto may be initiated by the Representative of a deceased Beneficial Owner at any time and in any principal amount in integral multiples of $1,000. Representatives of deceased Beneficial Owners must make arrangements with the Participant through whom such interest is owned in order that timely presentation of redemption requests can be made by the Participant to the Trustee. If the Company, although not obligated to do so, chooses to redeem interests of any deceased Beneficial Owner in the RHO Notes in the Initial Period or in any Subsequent Period in excess of the applicable Individual Limitation, such redemption, to the extent that it exceeds the Individual Limitation for any deceased Beneficial Owner, shall not be included in the computation of the Aggregate Limitation for such Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent Period. Any RHO Notes (or portion thereof) tendered pursuant to a redemption request may be withdrawn by a written request by the Representative received by the Trustee at least ten (10) days prior to its repayment.

     (d) Subject to the Individual Limitation and the Aggregate Limitation, the Company will, after the death of any Beneficial Owner, redeem the interest of the Beneficial Owner in the RHO Notes within 60 days following receipt by the Trustee of a redemption request . The Trustee will notify the Company promptly after receipt of any redemption request and the Company will provide all funds necessary for such redemption prior to the date of redemption to the Trustee. If, during the Initial Period or any Subsequent Period, redemption requests exceed the applicable Aggregate Limitation required to be redeemed, then such excess redemption requests will be applied to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests. All Redemption Requests will be redeemed in the order in which the Trustee receives the Redemption Requests, subject to the Individual Limitation and Aggregate Limitation.


     (e) To obtain repayment pursuant to a redemption request, the Representative must provide to the Participant (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company having an office or correspondent in the United States, (ii) appropriate evidence satisfactory to the Company and the Trustee that (1) the Representative has authority to act on behalf of the deceased Beneficial Owner, (2) the death of such Beneficial Owner has occurred and (3) the deceased was the owner of a beneficial interest in such RHO Notes at the time of death, (iii) if applicable, a properly executed assignment or endorsement, and (iv) if the

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beneficial interest in such RHO Notes is held by a nominee of the deceased
Beneficial Owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in such RHO Notes. The Participant will provide these documents to the Trustee. All questions as to the eligibility or validity of any exercise of redemption on behalf of a deceased Beneficial Owner will be determined by the Company, in its sole discretion, which determinations will be final and binding on all parties.

     (f) For purposes of this Article Two, an interest in RHO Notes held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a Person who, during his lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the RHO Notes will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant, if any, and the Company.

     (g) In the case of any redemption request which is presented pursuant to this Article Two and which has not been fulfilled at the time the Company gives notice of its election to partially redeem RHO Notes pursuant to the Article Three of the Original Indenture, such interest or portion thereof shall not be subject to redemption pursuant to such Article Three, but shall remain subject to redemption pursuant to this Article Two.

                                 ARTICLE THREE

                                 MISCELLANEOUS

SECTION 3.1    EFFECT ON INDENTURE

     As supplemented by the Second Supplement, the Indenture is in all respects ratified and confirmed, and the Indenture, including the First Supplement and the Second Supplement, shall be read as one instrument.

SECTION 3.2    COUNTERPARTS

     The Second Supplement may be executed in several counterparts, each of which shall be considered an original and all collectively as one and the same instrument.

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     IN WITNESS WHEREOF, South Jersey Gas Company has caused this Second
Supplement to the Indenture to be signed and acknowledged by one of its Vice Presidents and attested by its Secretary, and The Bank of New York has caused this Indenture to be signed by one of its authorized signatories, as of the day and year first written above.

                                  SOUTH JERSEY GAS COMPANY


                                  By:   /s/ David A. Kindlick
                                       ------------------------------
                                            David A. Kindlick
                                            Senior Vice President,
                                            Finance and Rates

                                            ATTEST:  /s/ Richard H. Walker
                                           -----------------------------------
                                                     Richard H. Walker
                                                     Assistant Secretary

                                  THE BANK OF NEW YORK



                                  By:   /s/ Marie Trimboli
                                       ----------------------------------------
                                  Name: Marie Trimboli
                                  Title: Assistant Treasurer

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                                   Schedule I
                                   ----------

                         FORM OF REQUEST FOR REDEMPTION
                            SOUTH JERSEY GAS COMPANY
                       Secured Medium Term Note, Series A
                 (_____% Secured Medium Term Notes due _______)
                       CUSIP No.________________________

          The undersigned Participant does hereby certify, pursuant to Section 2.2(c) of the Second Supplement to Indenture dated as of July 5, 2000 to the Indenture dated as of October 1, 1998 between South Jersey Gas Company (the "Company") and The Bank of New York, as trustee (the "Trustee"), to the Company and the Trustee that:

I.   [Name of deceased Beneficial Owner] is deceased.

II. [Name of deceased Beneficial Owner] had an interest in $ in face principal amount of the Company's Secured Median Term Note, Series A, Series ________ (also known as ________ Notes) due _______ (the "Notes").

III. [Name of Representative] is [Beneficial Owner's personal representative/other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form satisfactory to the undersigned, requesting that $ [$1,000 or an integral multiple thereof] be redeemed pursuant to said Section 2.2(c). Such request and the documents accompanying such request, all of which are satisfactory to the undersigned, are delivered herewith.

IV. [Name of Participant] holds the interest in the Notes with respect to which this Request for Redemption is being made on behalf of [Name of deceased Beneficial Owner].

          IN WITNESS WHEREOF, the undersigned has executed this Request for Redemption as of ___________________, _____.


                                       [Name of Participant]





                                       By:________________________________

                                       Name:______________________________

                                       Title:_____________________________

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